Exhibit B

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share

5/7/2026	Common Stock, par value $0.01 per share		152,355 (1)	$2.8098 (3)
5/7/2026	Common Stock, par value $0.01 per share		54,753 (2)	$2.8098 (3)
5/8/2026	Common Stock, par value $0.01 per share		108,537 (1)	$2.8189 (4)
5/8/2026	Common Stock, par value $0.01 per share		39,006 (2)	$2.8189 (4)
5/11/2026	Common Stock, par value $0.01 per share		3,065 (1)	$2.6719 (5)
5/11/2026	Common Stock, par value $0.01 per share		1,102 (2)	$2.6719 (5)
5/21/2026	Common Stock, par value $0.01 per share		956 (1)	$2.49
5/21/2026	Common Stock, par value $0.01 per share		344 (2)	$2.49
5/22/2026	Common Stock, par value $0.01 per share		5,316 (1)	$2.4642 (6)
5/22/2026	Common Stock, par value $0.01 per share		1,911 (2)	$2.4642 (6)
5/26/2026	Common Stock, par value $0.01 per share		183,908 (1)	$2.7154 (7)
5/26/2026	Common Stock, par value $0.01 per share		66,092 (2)	$2.7154 (7)
5/27/2026	Common Stock, par value $0.01 per share		258,549 (1)	$3.0033 (8)
5/27/2026	Common Stock, par value $0.01 per share		92,917 (2)	$3.0033 (8)
5/28/2026	Common Stock, par value $0.01 per share		91,835 (1)	$3.1053 (9)
5/28/2026	Common Stock, par value $0.01 per share		33,004 (2)	$3.1053 (9)
5/29/2026	Common Stock, par value $0.01 per share		2,501 (1)	$3.0038 (10)
5/29/2026	Common Stock, par value $0.01 per share		899 (2)	$3.0038 (10)

(1) The reported securities are directly owned by the Fund.

(2) The reported securities are directly owned by other clients of the Investment Adviser.

(3) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.7 to $2.98. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(4) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.73 to $2.9004. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(5) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.67 to $2.68. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(6) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.44 to $2.50. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(7) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.63 to $2.855. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(8) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.81 to $3.l3. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(9) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $3.07 to $3.1458. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.

(10) The price reported is a weighted average price. These Shares were sold in multiple transactions within the range of $2.995 to $3.01. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the SEC, upon request, full information regarding the number of shares sold at each separate price within the range set forth in this footnote.